Exhibit 99.1

Bonanza Creek Announces Transformative Agreement to Acquire Restructured HighPoint Resources

•	Creates a company of scale in the rural DJ Basin with production of 50,000 Boe/d and a consolidated, contiguous leasehold position of approximately 206,000 net acres
•	Accretive on all key financial metrics with a transformative impact on sustainable free cash flow generation

Denver, Colorado, November 9, 2020 – Bonanza Creek Energy, Inc. (“Bonanza Creek” or the “Company”) (NYSE: BCEI) and HighPoint Resources Corporation (“HighPoint”) (NYSE: HPR) today announced that they have entered into a definitive merger agreement to combine Bonanza Creek and HighPoint in a transaction valued at approximately $3761 million as of November 6, 2020. The transaction value is based on the equity to be issued to HighPoint equity holders, the equity and debt to be issued to HighPoint debt holders in connection with the Exchange Offer (as defined below) and the remaining debt to be assumed. Bonanza Creek will issue 9.8 million shares of common stock and up to $100 million in senior unsecured notes in the transaction. The transaction has been unanimously approved by the board of directors of each company.

The strategic combination is expected to create the leading unconventional oil producer in rural Weld County and to significantly increase free cash flow and economic resilience. With its enhanced operating scale and significant increase in free cash flow, the Company plans to pursue a business model focused on strong capital returns to its shareholders. Highlights of the transaction include:

•	Materially increases Bonanza Creek’s scale based on expected pro forma fourth quarter production of 50,000 Boe/d (53% oil) and a rural Weld County leasehold position of 206,000 net acres
•	Significantly increases expected pro forma 2021 levered free cash flow[2] to ~$130 million.
•	Expected to result in approximately $31 million in 2021 synergies on a pro forma basis, with $150 million of PV10 synergies total, which represents nearly 45% of Bonanza Creek’s market capitalization at announcement
•	Maintains strong balance sheet with an estimated pro forma leverage ratio less than 0.7x at the estimated closing date
•	Low cost operations with anticipated pro forma cash costs[3] between $9.00 and $10.00 per Boe

1 Reflects HighPoint projected balance sheet at transaction close

2 Levered Free Cash Flow = EBITDAX less change in working capital, less cash interest expense, less capex

3 Cash costs include LOE, production + ad valorem taxes, GP&T, Cash G&A, midstream expenses, interest and other cash costs

Transaction Details

Under the terms of the definitive merger agreement, Bonanza Creek and HighPoint have agreed to commence a registered exchange offer and consent solicitation (the “Exchange Offer and Consent Solicitation”) and simultaneous solicitation of a prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the “Prepackaged Plan”). The Exchange Offer and Consent Solicitation will be conditioned on a minimum participation of not less than 97.5% of the aggregate outstanding principal amount of HighPoint senior unsecured notes (the “HighPoint Notes”) (the “Minimum Participation Condition”).

If the Minimum Participation Condition is met, and if certain customary closing conditions are satisfied (including approval by each company’s shareholders), the companies will effect the Exchange Offer and Consent Solicitation, and Bonanza Creek will acquire HighPoint at closing outside of chapter 11.

Upon a successful Exchange Offer and Consent Solicitation, the HighPoint Notes will be stripped of substantially all protective covenants, including covenants restricting incurrence of secured debt and asset dispositions, which could result in the incurrence of secured debt by, or the transfer of assets, from HighPoint. The HighPoint Notes will also be amended to eliminate certain events of default. Prior to the Exchange Offer and Consent Solicitation, the HighPoint Notes will be amended to permit transactions described herein without triggering a change of control and, as a result, no change of control offer will be made upon consummation of the transactions. Upon a successful out-of-court Exchange Offer and Consent Solicitation, tendered HighPoint Notes shall receive cash in the amount of any accrued and unpaid interest on such HighPoint Notes from the most recent payment date to, but excluding the closing date.

If the Minimum Participation Condition is not met, HighPoint intends to file voluntary petitions under Chapter 11 with the United States Bankruptcy Court for the District of Delaware (the “Court”) to effectuate the solicited Prepackaged Plan and consummate the transaction. The consummation of the Prepackaged Plan will be subject to confirmation by the Court in addition to other conditions to be set forth in the Prepackaged Plan, a transaction support agreement (the “TSA”) and related transaction documents, but approval of the transaction by HighPoint shareholders will not be required.

The transaction is expected to close in the first quarter of 2021 under the Exchange Offer and Consent Solicitation or no later than the second quarter of 2021 under the Prepackaged Plan.

Upon completion of the transaction, Bonanza Creek shareholders will own approximately 68% of the combined company and HighPoint’s stakeholders will own approximately 32%. Existing HighPoint shareholders will own approximately 1.6% of the combined company while participating HighPoint noteholders will receive in the aggregate shares representing approximately 30.4% of the combined company and up to $100 million of newly issued 7.50% senior unsecured notes due 2026. Based on the number of shares of HighPoint common stock outstanding and those subject to equity-based awards, the transaction implies an exchange ratio of 0.114 shares of Bonanza Creek common stock for each share of HighPoint common stock.

Upon closing, Bonanza Creek’s balance sheet is expected to consist of approximately $50 million of cash, $100 million of senior unsecured notes, and approximately $150 million of reserve based lending (“RBL”) debt. We expect that the RBL for the combined company will be determined in the coming weeks. The combined asset base will likely support a borrowing base well in excess of Bonanza’s current $260 million borrowing base, near our existing level.

The Company and Fifth Creek Energy Company LLC (“Fifth Creek”), which owns approximately 46.5% of the outstanding shares of HighPoint, have entered into a support agreement whereby Fifth Creek will vote in favor of the Merger (as defined below), subject to certain customary termination rights. Additionally, HighPoint, Fifth Creek, and holders of (x) 73% of the 7.0% Senior Notes of HighPoint due October 15, 2022 and (y) 97% of the 8.75% Senior Notes of HighPoint due June 15, 2025 have entered into the TSA, which obligates Fifth Creek and the noteholder parties to support and vote in favor of the transaction, subject to specified termination rights.

Stakeholder Commentary

“The combination of Bonanza Creek and HighPoint creates significant scale in the rural DJ Basin, which will immediately increase free cash flow generation,” said Eric Greager, President and Chief Executive Officer of Bonanza Creek. “The combination of our complementary asset bases will yield significant synergies and represents a transformative transaction for Bonanza Creek.”

Scot Woodall, Chief Executive Officer and President of HighPoint, stated, “This transaction will create a premier DJ Basin player with a peer leading cost structure and a large, attractive rural footprint. The transaction provides HighPoint stakeholders with the opportunity to participate in a larger DJ Basin producer with both an attractive balance sheet and free cash flow profile.”

Brendan Circle, SVP/Portfolio Manager at Franklin Advisers, HighPoint’s largest noteholder, commented, “We are excited to become a shareholder of the new Bonanza Creek. Bonanza Creek exhibits a number of the qualities that we look for in investment opportunities: strong management, an excellent balance sheet, attractive free cash flow profile, and an ability to return significant cash flow to its shareholders. We look forward to forging this new relationship with the Bonanza Creek team.”

Strategic Rationale

•	Creates the Leading Rural DJ Producer – On a pro forma basis, Bonanza Creek will have approximately 206,000 net acres in Weld County. Approximately 100% of the pro forma acreage will be unincorporated acreage not subject to regulation by municipalities, and only approximately 8% of the acreage will be subject to Federal mineral or surface regulations. Bonanza Creek remains committed to engaging community stakeholders to ensure safe, thoughtful, and responsible development.
•	Enhances Size and Scale – On a pro forma basis, fourth quarter 2020 production is expected to be approximately 50,000 Boe/d, with oil representing ~53%.
•	Disciplined Capital Allocation – The transaction is expected to accelerate Bonanza Creek’s transition to a business model that focuses on free cash flow generation by increasing projected free cash flow to approximately $130 million in 2021, assuming NYMEX strip pricing. The Company will use excess free cash flow to reduce debt, return capital to shareholders, reinvest in the business, and pursue additional value-driven consolidation opportunities.

•	Drives Significant Synergies – Bonanza Creek expects the strategic combination to generate significant synergies of $150 million in present value, including $15 million of near-term capital expenditures savings. In 2021, the Company expects synergies to be $31 million consisting of savings from general and administrative expenses, lease operating expenses and capital expenditures. Additionally, the integration of HighPoint’s midstream infrastructure into Bonanza Creek’s Rocky Mountain Infrastructure should provide additional flow assurance, operating and surface cost efficiencies and greater flexibility to third-party processing and takeaway.
•	Maintains Strong Balance Sheet and Liquidity – Bonanza Creek expects to maintain its strong financial position with an estimated pro forma net debt-to-EBITDAX ratio at the estimated closing date under the Exchange Offer and Consent Solicitation of less than 0.7x on 2021 EBITDAX.
•	Accretive to Financial Metrics – The transaction is expected to be immediately accretive in the first year to all relevant per-share-metrics, including cash flow, free cash flow, and net asset value. The transaction is also expected to be accretive to general and administrative expenses per Boe and lease operating expenses per Boe.

Governance and Leadership

Following the completion of the transaction, the board of directors of the combined company will consist of 7 members: 5 directors from Bonanza Creek and 2 selected by HighPoint’s supporting noteholders. Eric Greager will serve as the CEO of the combined company and Brian Steck will serve as chairman of the board.

Preliminary Pro Forma 2021 Outlook

Bonanza Creek’s long-term strategy is to be a low-cost operator focused on generating free cash flow and returning cash to shareholders. In 2021, the Company is expected to generate approximately $130 million of free cash flow assuming NYMEX strip pricing. Full year production is expected to average between 45,000 and 50,000 Boe/d. Bonanza Creek expects its combined cash costs to be between $9.00 and $10.00 per Boe.

Tax Plan

In connection with the transaction, Bonanza Creek has entered into a tax benefits preservation plan designed to protect the availability of the Company’s existing net operating loss carryforwards and other tax attributes (collectively, the “Tax Benefits”). The Company’s ability to use its Tax Benefits would be substantially limited if it were to experience an “ownership change,” as defined under Section 382 of the Internal Revenue Code. Further details of the tax benefits preservation plan are provided in a separate Bonanza Creek announcement issued today.

Advisors

Evercore is serving as financial advisor and Vinson & Elkins LLP is serving as legal advisor to Bonanza Creek. Tudor, Pickering, Holt & Co. / Perella Weinberg Partners are serving as financial advisor, Kirkland & Ellis LLP is serving as legal advisor, and AlixPartners, LLP is serving as restructuring advisor to HighPoint. Akin Gump LLP is serving as legal advisor to an informal group of HighPoint Noteholders that have signed the TSA. J.P. Morgan Securities LLC also served as an advisor to HighPoint.

Conference Call Information

The Company invites you to join senior management from Bonanza Creek for an investor call on Monday, November 9, 2020 at 8:30 a.m. Eastern (6:30 a.m. Mountain), to discuss the key details and benefits of this transaction.

Conference Call and Webcast:

Date / Time: Monday, November 9, 2020, 8:30 a.m. ET / 6:30 a.m. MT

Domestic (Toll Free): (877) 793-4362

International: (615) 247-0186

Conference ID: 6789828

A live webcast and replay of this event will be available under the “For Investors - Events” page on the Investor Relations section of the Company’s website at www.bonanzacrk.com. This replay will be available through November 23, 2020.

About the Companies

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region of the United States. The Company’s assets and operations are concentrated in rural, unincorporated Weld County, Colorado, within the Wattenberg Field, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com.

HighPoint Resources Corporation (NYSE: HPR) is a Denver, Colorado based company focused on the development of oil and natural gas assets located in the Denver-Julesburg Basin of Colorado. Additional information about HighPoint may be found on its website at www.hpres.com.

No Offer or Solicitation

This communication relates to a proposed business combination transaction (the “Merger”) between Bonanza Creek and HighPoint, which includes the commencement of the Exchange Offer and Consent Solicitation and the solicitation of the Prepackaged Plan (together with the Merger and the Exchange Offer and Consent Solicitation, the “Transaction”). Communications in this document do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the Transaction, the Exchange Offer and Consent Solicitation or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information

In connection with the Transaction, Bonanza Creek and HighPoint intend to file materials with the U.S. Securities and Exchange Commission (the “SEC”), including (1) a joint proxy statement in preliminary and definitive form (the “Joint Proxy Statement”), (2) a consent solicitation and prospectus with respect to the Exchange Offer and Consent Solicitation (the “Exchange Prospectus”), of which the Prepackaged Plan will be a part, (3) a Registration Statement on Form S-4 with respect to the Merger (the “Merger Registration Statement”), of which the Joint Proxy Statement will be a part, and (4) a Registration Statement on Form S-4 with respect to the Exchange Offer and Consent Solicitation (together with the Merger Registration Statement, the “Registration Statements”), of which the Exchange Prospectus will be a part. After the Registration Statements are declared effective by the SEC, Bonanza Creek and HighPoint intend to send the definitive form of the Joint Proxy Statement to the shareholders of Bonanza Creek and the shareholders of HighPoint, and Bonanza Creek and HighPoint intend to send the definitive form of the Exchange Prospectus to the debt holders of HighPoint. These documents are not substitutes for the Joint Proxy Statement, Exchange Prospectus or Registration Statements or for any other document that Bonanza Creek or HighPoint may file with the SEC and send to Bonanza Creek’s shareholders or HighPoint’s shareholders or debt holders in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF BONANZA CREEK AND HIGHPOINT ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT, REGISTRATION STATEMENTS AND EXCHANGE PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY BONANZA CREEK AND HIGHPOINT WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BONANZA CREEK, HIGHPOINT, THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statements, Joint Proxy Statement and Exchange Prospectus, as each may be amended from time to time, and other relevant documents filed by Bonanza Creek and HighPoint with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Bonanza Creek will be available free of charge from Bonanza Creek’s website at www.bonanzacrk.com under the “For Investors” tab or by contacting Bonanza Creek’s Investor Relations Department at (720) 225-6679 or slandreth@bonanzacrk.com. Copies of documents filed with the SEC by HighPoint will be available free of charge from HighPoint’s website at www.hpres.com under the “Investors” tab or by contacting HighPoint’s Investor Relations Department at (303) 312-8514 or lbusnardo@hpres.com.

Participants in the Solicitation

Bonanza Creek, HighPoint and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Bonanza Creek’s shareholders and HighPoint’s shareholders in connection with the Transaction. Information regarding the executive officers and directors of Bonanza Creek is included in its definitive proxy statement for its 2020 annual meeting filed with the SEC on April 24, 2020. Information regarding the executive officers and directors of HighPoint is included in its definitive proxy statement for its 2020 annual meeting filed with the SEC on March 18, 2020. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statements, Joint Proxy Statement and other materials when they are filed with the SEC in connection with the Transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Forward-Looking Statements and Cautionary Statements

Certain statements in this document concerning the Transaction, including any statements regarding the expected timetable for completing the Transaction, the results, effects, benefits and synergies of the Transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Bonanza Creek’s or HighPoint’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Bonanza Creek and HighPoint’s plans and expectations with respect to the Transaction and the anticipated impact of the Transaction on the combined company’s results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of Bonanza Creek may not approve the issuance of new shares of Bonanza Creek common stock in the Transactions or that shareholders of HighPoint may not approve the Merger Agreement; the risk that a condition to closing of the Transaction may not be satisfied, that either party may terminate the Merger Agreement or that the closing of the Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Bonanza Creek and HighPoint; the effects of the business combination of Bonanza Creek and HighPoint, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; the risks of oil and gas activities; the risk that the requisite amount of HighPoint debt does not participate in the Exchange Offer and Consent Solicitation and that HighPoint may need to reorganize in bankruptcy as a result; the risks and unpredictability inherent in the bankruptcy process; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Bonanza Creek’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from Bonanza Creek’s website at www.bonanzacrk.com under the “For Investors” tab, and in other documents Bonanza Creek files with the SEC, and in HighPoint’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from HighPoint’s website at www.hpres.com under the “Investors” tab, and in other documents HighPoint files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Bonanza Creek nor HighPoint assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Investor Contacts

Scott Landreth

Senior Director, Finance & Investor Relations and Treasurer

720-225-6679

slandreth@bonanzacrk.com

Larry C. Busnardo

Vice President, Investor Relations

303-312-8514

lbusnardo@hpres.com